UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2017

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, the Board of Directors of Four Oaks Bank & Trust Company (the "Bank") a wholly-owned subsidiary of Four Oaks Fincorp, Inc. (the "Company"), approved the Four Oaks Bank & Trust Company Death Benefit Only Plan (the "Plan"), with an effective date of January 1, 2017. Under the Plan, the Bank, through bank-owned life insurance policies, provides death benefits to employees of the Bank selected by the Compensation Committee. The Bank is the sole owner of each life insurance policy, pays all premiums due under the policies, and is the beneficiary of any death benefit payable from the policies. Provided that the Bank receives a death benefit from a life insurance policy on the participant's life, on such participant's death, the participant's beneficiaries will be paid the amount specified in an individual Participation Agreement, a form of which is attached as an exhibit to the Plan, unless the participant's employment has terminated under certain circumstances. The Bank anticipates entering into separate Participation Agreements with the Company's Chief Executive Officer, Chief Financial Officer, and other named executive officers providing for a benefit upon death of $100,000, subject to the terms of the Plan.

Item 8.01	Other Events.

Reverse Stock Split Update

The effective time of the Company's previously announced reverse stock split (the "Reverse Stock Split"), which was previously anticipated to go effective at 5 P.M. Eastern Time on March 1, 2017, has been delayed pending final approval of the Reverse Stock Split by the Financial Industry Regulatory Authority ("FINRA"). The Company intends to provide an update once it has received final approval from FINRA and set a new effective time for the Reverse Stock Split.

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibit

10.1	Death Benefit Only Plan (including the form of Participation Agreement as Exhibit A thereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By:	/s/ Deanna W. Hart
Deanna W. Hart
Executive Vice President
Chief Financial Officer

Date:  March 2, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Death Benefit Only Plan (including the form of Participation Agreement as Exhibit A thereto)